Exhibit 3.2

BYLAWS OF

DEERE & COMPANY

(Adopted July 30, 1958; last amended February 27, 2019)

ARTICLE I ― IDENTIFICATION

Section 1.  NAME.  The name of the Company is Deere & Company (hereinafter referred to as the "Company").

Section 2.  OFFICES.  The principal office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may maintain, change or discontinue its other offices, including its principal business office in the County of Rock Island, State of Illinois, and may have such other offices both within and outside of the State of Delaware as its business may require.

Section 3.  SEAL.  The seal of the Company shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Deere & Company" and about the lower periphery thereof the word "Delaware". In the center of the seal shall appear a representation of a leaping deer.

Section 4.  FISCAL YEAR.  The fiscal year of the Company shall begin on the first day of November in each calendar year and end on the last day of October in the following calendar year.

ARTICLE II ― THE STOCKHOLDERS

Section 1.  PLACE OF MEETINGS.  Annual meetings of the stockholders for the election of directors shall be held at the principal business office of the Company in Rock Island County, State of Illinois. Meetings of the stockholders for any other purpose may be held at such place within the State of Delaware or the State of Illinois as may be specified by the Chairman or the Board of Directors.

Section 2.  ANNUAL MEETING. The annual meeting of the stockholders, at which they shall elect directors by ballot and may transact such other business as may properly be brought before the meeting in accordance with Section 3 of Article II of these bylaws, shall be held at ten o'clock in the morning, local time, on the last Wednesday in February of each year or on such business day and at such time and at such place as may be designated by the Board of Directors. If the date designated for the annual meeting is a legal holiday then the annual meeting shall be held on the first following day that is not a legal holiday.

Section 3.  NOMINATION OF DIRECTORS AND OTHER BUSINESS.

(a)        Nominations of persons for election as directors may be made at an annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any person or persons authorized to do so by the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of the

Company who is a stockholder of record on the date of the giving of the notice provided for in this Section 3(a) and on the record date for the meeting and who complies with the notice procedures set forth in this Section 3(a).  Nominations of persons for election as directors may also be made at an annual meeting of stockholders by any Eligible Stockholder (as defined in Section 13(d) of this Article II) pursuant to and in accordance with Section 13 of this Article II.

In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (iii) of the first paragraph of this Section 3(a), the stockholder must give timely notice thereof in proper written form to the Secretary of the Company. To be timely, such stockholder's notice to the Secretary of a proposed nomination must be delivered to, or mailed and received at, the principal executive offices of the Company within the time period specified in Section 3(c) of this Article II. To be in proper written form, such stockholder's notice to the Secretary of a proposed nomination shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such person, and (D) any other information relating to the person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended (the "Exchange Act");  (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address of such person (including the name and address of such person as they appear on the Corporation's books, as applicable), (B) (1) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such person, (2) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person or any of its affiliates or associates with respect to stock of the Company, and (3) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such person or any of its affiliates or associates with respect to stock of the Company; (C) a description of all agreements, arrangements or understandings between such person, or any affiliates or associates of such person, and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such person; and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice shall be accompanied by the executed consent of each nominee to  being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement of each nominee as required by the third paragraph of Section 1 of Article III of these bylaws.

In addition to the information required or requested pursuant to this Section 3(a) or any other provision of these bylaws, (i) the Company may require any proposed nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Company is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company's directors (collectively, the "Independence Standards"), (B) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such nominee to serve as a director of the Company.

Any person providing any information to the Company pursuant to this Section 3(a) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual or special meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed. A stockholder in his or her original notice shall confirm his or her intention to update and supplement the information provided in his or her notice as required in the preceding sentence.

Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 3(a) or in Section 13 of this Article II and unless qualified under the other provisions of these bylaws. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, he or she shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

(b)        At an annual meeting of stockholders, only such business (other than nominations for election to the Board, which must comply with the provisions of Article II, Section 3(a) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record on the date of the giving of the notice provided for in this Section 3(b) and on the record date for the meeting and who complies with the notice procedures set forth in this Section 3(b).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in proper written form to the Secretary of the Company. To be timely, such stockholder's notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Company within the time period specified in Section 3(c) of this Article II.  To be in proper written form, such stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such person (including the name and address of such person as they appear on the Corporation's books, as applicable), (B) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by such person, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person or any of its affiliates or associates with respect to stock of the Company, (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such person or any of its affiliates or associates with respect to stock of the Company; (E) a description of all agreements, arrangements or understandings between such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to the proposal of such business and any material interest of person or any of its affiliates or associates in such business; and (F) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Regulation 14A under the Exchange Act.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3(b) shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed. A stockholder in his or her original notice shall confirm his or her intention to update and supplement his or her notice as required in the preceding sentence.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 3(b), provided, however, that nothing in this Section 3(b) shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. If the chairman of the meeting determines that such business was not properly brought before the meeting in accordance with the foregoing procedures, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. The provisions of this Section 3(b) shall not apply to any stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. Matters to be voted on at a special meeting shall be governed by Section 4 of this Article II and shall be limited to the matters set forth in the notice of the meeting given by or at the direction of the Board (or any duly authorized committee thereof).

(c)        To be timely, a stockholder's notice of a  nomination proposed to be made pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II, whether for an annual meeting or a special meeting called for the purpose of electing directors, or of other business proposed to brought before an annual meeting pursuant to clause (iii) of the first paragraph of Section 3(b) this Article II, must be delivered to, or mailed and received at, the principal executive offices of the Company, (i) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder's notice as described above.

(d)        Notwithstanding anything to the contrary set forth herein, if the stockholder giving a notice of a nomination proposed to be made pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II, whether for an annual meeting or a special meeting called for the purpose of electing directors, or of other business proposed to brought before an annual meeting pursuant to clause (iii) of the first paragraph of Section 3(b) this Article II, or a qualified representative of such stockholder, does not appear at the meeting to present such nomination or business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

Section 4.  SPECIAL MEETINGS.

(a)        Special meetings of the stockholders may be called by (i) the Chairman, (ii) the Chief Executive Officer or (iii) resolution of the Board of Directors, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Stockholders' ability to cause a special meeting to be held is described in Section 4(b) below.

(b)        Subject to the provisions of this Section 4(b) and all other applicable sections of these bylaws, a special meeting of stockholders shall be called by the Secretary upon written request in proper form (a "Special Meeting Request") of one or more record holders of shares of stock of the Company representing not less than 25% of the voting power of all outstanding shares of stock of the Company (the "Requisite Percentage") who have held such shares continuously for at least one year prior to the date such request is delivered to the Company (the "One-Year Period"). For purposes of this Section 4(b) and for determining the Requisite Percentage, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the Company that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the "beneficial owner"), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Exchange Act, excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 4(b) have been satisfied and such determination shall be binding on the Company and its stockholders.

(i)         A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Company. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder's or beneficial owner's duly authorized agent (each, a "Requesting Stockholder"), collectively representing the Requisite Percentage, and includes both the information required by Section 4(b)(ii) below and: (A) (x) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by the Requesting Stockholder, (y) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such Requesting Stockholder with respect to stock of the Company and (z) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such Requesting Stockholder, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such Requesting Stockholder or to increase or decrease the voting power or pecuniary or economic interest of such Requesting Stockholder with respect to stock of the Company; (B) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting and the text of any resolutions proposed for consideration; (C) an agreement by the Requesting Stockholders to notify the Company promptly in the event of any disposition prior to the record date for the special meeting of shares of the Company owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (D) appropriate evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary and have held such shares continuously for the One-Year Period; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary and have held such shares continuously for the One-Year Period. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five business days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Company.

(ii)        In addition to compliance with Section 4(b)(i), to be valid, a Special Meeting Request shall also include as to each Soliciting Stockholder (defined below): (A) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 3(a) of this Article II; and (B) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information that would be required by Section 3(b) of this Article II in order to propose at an annual meeting of stockholders the matters proposed to be brought before the special meeting. "Soliciting Stockholder" shall mean, with respect to any Special Meeting Request, any of the following persons: (x) if the number of stockholders signing the Special Meeting Request delivered to the Company pursuant to Section 4(b)(i) is 10 or fewer, each stockholder signing such Special Meeting Request; (y) if the number of stockholders signing the Special Meeting Request delivered to the Company pursuant to Section 4(b)(i) is more than 10, each person who either was a participant in any solicitation of such Special Meeting Request or, at the time of the delivery to the Company of the Special Meeting Request, had engaged or intended to engage in any solicitation of proxies for the calling of such special meeting or for use at such special meeting (other than a solicitation of proxies on behalf of the Company); or (z) any affiliate of a person described in (x) or (y) above.

(iii)       A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if: (A) the Special Meeting Request does not comply with this Section 4(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a "Similar Item"), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a "Similar Item" with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Company's notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Company of a Special Meeting Request (and, for purposes of this clause (F), the election of directors shall be deemed to be a "Similar Item" with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (G) the Special

Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(iv)        Special meetings of stockholders called pursuant to this Section 4(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Company of a valid Special Meeting Request.

(v)       The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Company at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (C) of Section 4(b)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

(vi)       If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Company need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

Business transacted at any special meeting called pursuant to this Section 4(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of stockholders and (B) any additional matters that the Board determines to include in the Company's notice of the special meeting.

Section 5.  NOTICE OF MEETINGS.  Written, printed or electronic notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by mail or, in the case of stockholders who have consented to such delivery, by electronic transmission, by or at the direction of the Chairman or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Notice given by electronic transmission will be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive such notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice, (C) if by a posting on an electronic network, together with a separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.

Any consent to delivery by electronic transmission shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  FIXING OF RECORD DATES.  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.  VOTING LIST.  The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 8.  QUORUM AND ADJOURNED MEETINGS. The holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum at such meeting except as otherwise provided by statute. Whenever a quorum shall be present at any meeting all matters shall be decided by vote of the holders of a majority of the shares present, unless otherwise provided by statute, the certificate of incorporation, or Section 2 of Article III or any other provisions of these bylaws.

Meetings of stockholders may be adjourned from time to time for any reason and, if a quorum shall not be present, the holders of the shares entitled to vote present in person or by proxy, may so adjourn the meeting. When a meeting is adjourned to another time or place, unless the bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than at the meeting, until a quorum shall be present.

Section 9.  VOTING AT MEETINGS.  Unless otherwise required by law, the certificate of incorporation or these bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 10.  ORGANIZATION. The Chairman shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Secretary of the Company shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 11.  INSPECTORS OF VOTING. Except as otherwise provided by statute, the Chairman or in his or her absence the chairman of the meeting, shall appoint inspectors of voting for each meeting of stockholders.

Section 12.  MEETING PROCEDURES.  Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

Section 13.  PROXY ACCESS FOR DIRECTOR NOMINATIONS.

(a)       Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 13, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder pursuant to and in accordance with this Section 13 (a "Stockholder Nominee").  For purposes of this Section 13, the "Required Information" that the Company will include in its proxy statement is (i) the information provided to the secretary of the Company concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company's proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 13(h)).  For the avoidance of doubt, nothing in this Section 13 shall limit the Company's ability to solicit against any Stockholder Nominee or include in its proxy materials the Company's own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Company pursuant to this Section 13.  Subject to the provisions of this Section 13, the name of any Stockholder Nominee included in the Company's proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Company in connection with such annual meeting.

(b)        In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 13, the Eligible Stockholder must give timely notice thereof (a "Notice of Proxy Access Nomination") in proper written form to the Secretary of the Company and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Company's proxy materials pursuant to this Section 13.  To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders.  In no event shall the public disclosure of an adjournment or postponement commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 13.

(c)       The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Company's proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 13 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 13(c), the "Permitted Number").  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company's proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Company's proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Company's proxy materials pursuant to this Section 13 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company's proxy materials pursuant to this Section 13 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company's proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder will be selected for inclusion in the Company's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible

Stockholder will be selected for inclusion in the Company's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 13, the Company shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 13 for any meeting of stockholders for which the secretary of the Company receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II.

(d)        An "Eligible Stockholder" is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 13(e)) continuously for at least three years (the "Minimum Holding Period") a number of shares of common stock of the Company that represents at least three percent of the outstanding shares of common stock of the Company as of the date the Notice of Proxy Access Nomination is delivered to, or mailed and received at, the principal executive offices of the Company in accordance with this Section 13 (the "Required Shares"), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of and complies with all of the procedures set forth in this Section 13.  A "Qualifying Fund Group" means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.  Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the "Required Shares" definition) and (2) a breach of any obligation, agreement or representation under this Section 13 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)        For purposes of this Section 13, a stockholder shall be deemed to "Own" only those outstanding shares of common stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or its affiliates' full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall "Own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder's Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days' notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Company's proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms "Owned," "Owning" and other variations of the word "Own" shall have correlative meanings.  Whether outstanding shares of common stock of the Company are "Owned" for these purposes shall be decided by the Board of Directors.

(f)        To be in proper written form, the Notice of Proxy Access Nomination shall set forth or be accompanied by the following:

(i)         a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting and (D) confirming its intention to notify the Company of any defects in, and otherwise update and supplement, the information provided to the Company pursuant to this Section 13 as required by Section 13(i);

(ii)        one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed and received at, the principal executive offices of the Company, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder's agreement to provide, within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder's continuous Ownership of the Required Shares through the record date;

(iii)       a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)       the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder's notice of a nomination proposed to be made pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II (including the executed consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement of each Stockholder Nominee as required by the third paragraph of Section 1 of Article III of these bylaws);

(v)        the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(vi)       a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Company for the purpose or with the intent of changing or influencing control of the Company, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 13, (C) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vii)      an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (B) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Company relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)      in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 13 (including withdrawal of the nomination); and

(ix)        in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)        In addition to the information required or requested pursuant to Section 13(f) or any other provision of these bylaws, (i) the Company may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Company to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Company to determine the eligibility of such Stockholder Nominee to be included in the Company's proxy materials pursuant to this Section 13 or to serve as a director of the Company, and (ii) the Company may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Stockholder's continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h)       The Eligible Stockholder may, at its option, provide to the Secretary of the Company, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)' candidacy (a "Supporting Statement").  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 13, the Company may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of a Supporting Statement, if the Board of Directors in good faith determines that (A) such information is not true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the Company's proxy materials would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.

(i)         In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Company or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any such defect and of the information that is required to correct any such defect.  Without limiting the forgoing, an Eligible Stockholder shall provide immediate notice to the Company if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the Company pursuant to this Section 13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed.  For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 13(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Company relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 13).

(j)         Notwithstanding anything to the contrary contained in this Section 13, the Company shall not be required to include in its proxy materials, pursuant to this Section 13, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Company to be in violation of these bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Company is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Company or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)        Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 13 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Company's proxy materials pursuant to this Section 13, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company.  In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 13, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(l)         Any Stockholder Nominee who is included in the Company's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee's election, will be ineligible to be a Stockholder Nominee pursuant to this Section 13 for the next two annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to clause (iii) of the first paragraph of Section 3(a) this Article II.

(m)      This Section 13 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Company's proxy materials.

ARTICLE III ― THE BOARD OF DIRECTORS

Section 1.  NUMBER AND QUALIFICATIONS.  The business and affairs of the company shall be under the direction of or managed by a Board of Directors who need not be residents of the State of Delaware or stockholders of the company. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, provided no decrease shall have the effect of shortening the term of any incumbent director.

Persons who are or have been officers of the company, other than persons who hold or have held the offices of chairman, chief executive officer or president, shall not be elected directors of the company for terms beginning after the date they retire from active employment with the company. A director shall retire from the Board effective with the first annual meeting of stockholders following such Director's 75th birthday, except in rare circumstances approved by the Board.

In order to be eligible for election or re-election as a director of the Company, a person must deliver to the Secretary at the principal executive offices of the Company a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification (a "Compensation Arrangement") in connection with such person's nomination or candidacy for director that has not been disclosed to the Company in such representation and agreement or (B) any Compensation Arrangement in connection with service or action as a director, (iii) would be in compliance, if elected as a director of the Company, and will comply with the Company's code of business conduct, code of ethics, corporate governance policies, stock ownership and trading policies and guidelines, and any other policies or guidelines of the Company applicable to directors, and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Company's directors.  The written representation and agreement provided for in this Section 3 shall be in addition to any representations, agreements, certifications and information that a person seeking election or re-election as a director of the Company must deliver or submit to the Company or any officer of the Company under any other provision of these bylaws, the Certificate of Incorporation or any applicable law, rule or regulation.

Section 2.  ELECTION.  The directors shall be elected as specified in the Certificate of Incorporation at the annual meeting of stockholders, except as provided in Section 3 of this Article and except as required under the terms of any preferred shares, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject to prior death, resignation, retirement or removal from office. Any director elected after the 2010 annual meeting of stockholders may be removed from office with or without cause.

Except as provided in Section 3 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of directors to be elected at the meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. If a nominee for director is not elected and that nominee is an incumbent director, the director shall promptly tender his or her written resignation to the Board, subject to the Board's acceptance. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance Committee's recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board or the Corporate Governance Committee.

Section 3.  VACANCIES.  Except as required by law, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director's prior death, resignation, retirement or removal from office.

Section 4.  REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on at least a quarterly basis. One regular meeting shall be held as soon as practicable following the adjournment of the annual meeting of stockholders, at such time and place within or outside the State of Delaware as may be designated by the Board of Directors. Other regular meetings of the Board of Directors shall be held on such dates and at such places within or outside the State of Delaware as may be designated from time to time by the Board of Directors.

Section 5.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be held upon call of the Chairman at any time; special meetings also shall be called by the Chairman or by the Secretary whenever requested by one-third of the directors then in office. Such meetings shall be held at the principal business office of the Company in Rock Island County, Illinois, or at any other place either within or outside the State of Delaware as is designated in the call and notice for the meeting.

Section 6.  NOTICE OF MEETINGS. No notice of any kind shall be necessary for the regular meeting of the Board of Directors to be held following the annual meeting of stockholders at the principal business office of the Company in Rock Island County, Illinois.

Notice of special meetings of the Board of Directors wherever held in the United States other than Alaska or Hawaii, and notice of other regular meetings of the Board of Directors to be held at a place in the United States other than in Alaska or Hawaii shall be given by letter, telegram, cable or radiogram addressed to each director's regular business office and delivered for transmission not later than during the second day immediately preceding the day for such meeting. One day personal, telegraphic or telephonic notice given by the Chairman, Secretary or any other officer, shall be sufficient notice of the calling of a special meeting; provided that such persons may give shorter notice if that is deemed necessary or appropriate under the circumstances provided that the shorter notice is actually received by the director prior to the meeting and provision is made at the meeting for participation by means of telecommunication, as permitted by Section 10 of this Article.

Notice of special meetings and of regular meetings of the Board of Directors to be held at a place in Alaska or Hawaii or outside the United States shall be given by letter, telegram, cable or radiogram addressed to each director's regular business office and delivered for transmission not later than during the tenth day immediately preceding the day for such meeting.

Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting.

Section 7.  QUORUM.  A majority of the number of directors in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise provided by law or these bylaws. During an emergency period following a national catastrophe, due to enemy attack, a majority of the surviving members of the Board of Directors who have not been rendered incapable of acting as the result of physical or mental incapacity or the difficulty of transportation to the place of the meeting shall constitute a quorum for the purpose of filling vacancies in the Board of Directors and among the elected officers of the Company.

Section 8.  ORGANIZATION.  The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

Section 9.  ACTIONS BY WRITTEN CONSENT.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 10.  MEETINGS BY MEANS OF TELECOMMUNICATION.  Members of the Board of Directors of the Company, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11.  INTERESTED DIRECTORS:  QUORUM.

(a)        No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(1)       The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)       The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)       The contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the shareholders.

(b)        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 12.  COMPENSATION.  The Board of Directors, by the affirmative vote of a majority of the whole Board, and irrespective to any personal interest of its members, shall provide reasonable compensation of all directors for services, ordinary or extraordinary, to the Company as directors, officers or otherwise. Directors shall be paid their actual expenses of attendance at each meeting of the Board of Directors and committees thereof.

ARTICLE IV ― EXECUTIVE COMMITTEE

Section 1.  DESIGNATION AND MEMBERS.  During the intervals between meetings of the Board of Directors and subject to such limitations as may be imposed by law and these bylaws, an Executive Committee shall have and may exercise all of the authority of the Board of

Directors in the management of the business and affairs of the Company. The membership of such Executive Committee shall include the Chairman and such other directors as are designated by the Board of Directors at the recommendation of the Chairman.

This designation of the Executive Committee and the delegation of authority granted to it shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed upon it or him or her by law. No member of the Executive Committee shall continue to be a member thereof after he or she ceases to be a director of the Company.

Section 2.  LIMITATION OF POWERS.  Neither the Executive Committee, nor any other Board Committee, shall have the authority of the Board of Directors in reference to amending the certificate of incorporation; adopting an agreement of merger or consolidation with another corporation or corporations; amending, altering or repealing the bylaws; electing or removing the Chairman, Vice Chairman, President, any Executive Vice President or any Senior Vice President; declaring dividends; or amending, altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee. Nor, unless specifically authorized by the Board of Directors, shall the Executive Committee have the authority of the Board of Directors in reference to incurring indebtedness for a term of longer than one year except that this limitation shall not apply to indebtedness of up to five years which (i) do not involve registration with the Securities & Exchange Commission and (ii) do not result in a total of indebtedness of $50,000,000 for a term longer than one year to any one lender, nor shall this limitation apply to the guaranty of an indebtedness which runs longer than one year.

In any resolution of the Board of Directors providing for action to be taken or approval to be given by, or a report to be made to, the Board, the term "Board of Directors" standing alone shall not be deemed to mean the Executive Committee.

All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors, provided that no rights other than those of the Company shall be affected by any revision or alteration by the Board of Directors of actions of the Executive Committee.

Section 3.  PROCEDURE, MEETINGS, QUORUM.  The Chairman shall preside at all meetings of the Executive Committee. In the absence or inability to act of the Chairman, the Vice Chairman, the President or an Executive Vice President (in that order) shall preside, and in their absence or inability to act another member designated by one of them shall preside.

The Executive Committee shall keep a record of its acts and proceedings.

Meetings of the Executive Committee shall be called at the request of any member of the Committee with the concurrence of the Chairman, or in the event of his or her absence or inability to act, the Vice Chairman, or in the event of the Vice Chairman's absence or inability to act, the President or an Executive Vice President of the Company, in the order of their availability. Such meeting shall be held at such location as shall be stated in the notice for such meetings.

Meetings of the Executive Committee may be held upon notice given by word of mouth or written notice delivered during regular business hours to the office of each member or at other times to his or her residence. In the case of a meeting held at the principal business office of the Company in Rock Island County, Illinois, such notice may be given at any time prior to said meeting. In the case of a meeting held at any place in the United States other than the principal business office and other than Alaska or Hawaii, such notice may be given 48 hours prior to said meeting. In the case of a meeting held in Alaska or Hawaii or elsewhere outside the United States, such notice may be given four days prior to said meeting.

A majority of the members of the Executive Committee shall constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

ARTICLE V ― BOARD COMMITTEES OTHER THAN THE EXECUTIVE COMMITTEE

Section 1.  GENERAL PROVISIONS.  The Board of Directors may from time to time establish such committees of the Board as it shall deem appropriate in addition to the Executive Committee. The resolution establishing each such committee shall state its powers and duties and the number of directors who shall be members. The membership of and committee chairman of each such committee shall be designated by the Board of Directors upon the recommendation of the Chairman. No such committee of the Board shall exercise any of the powers of the Board other than those set forth in such resolution establishing the committee, as such resolution may be amended from time to time.

Section 2.  PROCEDURES, MEETINGS, QUORUM. Meetings of such Board committees may be held on call of the Chairman of the committee or upon call issued by the Secretary of the Company at the request of a majority of the committee.

Unless stated otherwise in the resolution establishing a committee, a majority of the members shall constitute a quorum for the conduct of business.

Meetings of such Board committees may be held at such place as may be designated in the notice of meeting. Notice of meetings shall be given by the Secretary of the Company and shall be by word of mouth delivered to the office of the committee member not later than the third day before the meeting or in writing or by telegram mailed or sent not later than the fourth day before the meeting. The notice need not specify the business to be conducted at a meeting.

ARTICLE VI ― THE OFFICERS

Section 1.  NUMBER AND QUALIFICATIONS.  The principal corporate officers of the Company shall consist of a Chairman, a Chief Executive Officer, a President, a Secretary, and a Treasurer; and the Company may have a Vice Chairman, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a General Counsel, a Comptroller and such other corporate officers and assistant officers as may be elected or appointed pursuant to these bylaws. The Chairman, Vice Chairman and Chief Executive Officer shall be chosen from among the directors, but no other officer need be a director. The Company may also have such divisional officers as may be elected or appointed pursuant to these bylaws. Any number of offices may be held by the same person.

Section 2.  GENERAL DUTIES.  All corporate and any divisional officers so designated by the Board of Directors or the Chairman ("Designated Divisional Officers"), shall have such authority and perform such duties as officers of the Company as may be provided by or delegated in accordance with Sections 7 through 16 of these bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws. All agents and employees of the Company not elected by the Board of Directors may be appointed by the Chairman or by persons authorized by him or her to do so, to serve for such time and to have such duties as the appointing authority may determine from time to time.

Section 3.  ELECTION AND TERM OF OFFICE. All corporate officers and each Designated Divisional Officer shall be elected annually by the Board of Directors at its regular meeting in February of each year. Each such corporate and divisional officer shall hold office for one year and until his or her successor is elected and qualified, or until he or she shall have resigned, or shall have been removed in the manner provided in Section 4.

Section 4.  REMOVAL.  Any corporate or divisional officer may be removed by the Board of Directors, and any corporate officer below the rank of Senior Vice President or divisional officer other than a Designated Divisional Officer may be removed by the Chairman, whenever in the judgment of the Board or the Chairman, respectively, the interests of the Company will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Election of an officer shall not of itself create contract rights.

Section 5.  RESIGNATIONS.  Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman. Such resignation shall take effect at the time specified therein and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.  VACANCIES.  The Board of Directors may at any time create and fill new offices and may at any time fill the unexpired portion of the term of any vacant office. In addition, as to any corporate office below the rank of Senior Vice President, or any divisional office below the rank of Designated Divisional Officer, the Chairman may at any time create and fill new offices and may at any time fill the unexpired term of any such office.

Section 7.  CHAIRMAN. The Chairman, when present, shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee. He or she may call special meetings of the stockholders and of the Board of Directors.

Section 8.  VICE CHAIRMAN.  The Vice Chairman shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate to him or her. In the absence or inability to act of the Chairman, the Vice Chairman shall perform the duties of the Chairman.

Section 9.  CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the active executive management of the operations of the Company, and shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect. He or she shall have power to execute in the name of the Company all bonds, contracts, other obligations and property conveyances which are duly authorized, and he or she shall have all the powers and perform all duties devolving upon him or her by law and as chief executive officer of the Company.  From time to time he or she shall bring to the attention of the Board of Directors such information or recommendations concerning the business and affairs of the Company as he or she may deem necessary or appropriate. In the absence or inability to act of both the Chairman and the Vice Chairman, the Chief Executive Officer shall perform the duties of the Chairman.

Section 10.  PRESIDENT.  The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him or her. In the absence or inability to act of the Chairman, the Vice Chairman and the Chief Executive Officer, the President shall perform the duties of Chairman.

Section 11.  EXECUTIVE VICE PRESIDENTS.  Each Executive Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman or Chief Executive Officer may from time to time delegate to him or her. In the absence or inability to act of the Chairman, the Vice Chairman, the Chief Executive Officer and the President, an Executive Vice President present shall act as the chief executive officer of the Company and shall perform the duties of the Chairman.

Section 12.  SENIOR VICE PRESIDENTS.  Each Senior Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman or Chief Executive Officer may from time to time delegate to him or her. In the absence or inability to act of the Chairman, the Vice Chairman, the Chief Executive Officer, the President and Executive Vice Presidents, the duties of the Chairman shall be performed by a Senior Vice President present, acting in such order of priority as shall be designated by the Chairman.

Section 13.  VICE PRESIDENTS.  Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman may from time to time delegate to him or her.

Section 14.  SECRETARY. The Secretary shall act as secretary of all meetings of the stockholders, the Board of Directors and the Executive Committee. he or she shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of the stockholders, the Board of Directors and the Executive Committee; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized and, in general, he or she shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors or by the Chairman.

Each Assistant Secretary (if one or more Assistant Secretaries be elected) shall assist the Secretary in his or her duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chairman or the Secretary may delegate to him or her from time to time. In the event of the absence or inability to act of the Secretary, his or her duties shall be performed by an Assistant Secretary designated by the Chairman.

Section 15.  TREASURER.  The Treasurer shall have charge and custody of, and be responsible for, all moneys, notes and securities in the possession of the Company, and deposit all funds in the name of the Company in such banks, trust companies or other depositories as he or she may select; shall receive, and give receipts for, moneys due and payable to the Company from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors or by the Chairman.

Each Assistant Treasurer (if one or more Assistant Treasurers be elected) shall assist the Treasurer in his or her duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chairman or the Treasurer may delegate to him or her from time to time. In the event of the absence or inability to act of the Treasurer, his or her duties shall be performed by an Assistant Treasurer designated by the Chairman.

Section 16.  GENERAL COUNSEL.  The General Counsel shall be the chief legal advisor of the Company as to all matters affecting the Company and its business and, in general, he or she shall perform all the duties incident to the office of General Counsel and such other duties as may be assigned to him or her from time to time by the Board of Directors or by the Chairman.

Section 17.  COMPTROLLER.  The Comptroller shall direct the preparation and maintenance, on a current basis, of such accounting books, records and reports as may be necessary to permit the directors, officers and executives of the Company to exercise adequate planning and control of the business of the Company or as may be required by law; and in general, he or she shall perform all the duties incident to the office of Comptroller and such other duties as may be assigned to him or her from time to time by the Board of Directors or by the Chairman.

ARTICLE VII ― ACTS WITH RESPECT TO SECURITIES OWNED

Section 1.  ACTS WITH RESPECT TO SECURITIES OWNED.  Subject always to the specific directions of the Board of Directors, the Chairman, the Vice Chairman, the President, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer on behalf of the Company may exercise all the rights, powers and privileges of ownership, including the right to vote, by proxy or otherwise, any security or securities owned by the Company (including reacquired shares of capital stock of the Company). The endorsement of such officers may be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

ARTICLE VIII ― OTHER PROVISIONS

Section 1.  CERTIFICATES OF STOCK.  The shares of the corporation may be represented by a certificate or may be uncertificated. Certificates to evidence ownership of stock of the Company shall be in such form as the Board of Directors shall from time to time approve. The Chairman, President, Chief Financial Officer or the Treasurer is authorized to appoint a transfer agent and registrar for the stock of the Company and to make all other appointments of agents related to the stock of the Company. The Chairman, President, Chief Financial Officer or the Treasurer may adopt such regulations concerning the authority and duties of the transfer agent and registrar, the transfer and registration of certificates of stock and the substitution or replacement of lost, stolen, destroyed or mutilated certificates as such officer shall see fit.

Section 2.  LOANS.  The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any of its subsidiaries, including any officer or employee who is a director of the Company or of any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Company.

Section 3.  AMENDMENT OF BYLAWS.  In addition to such power of amendment as is vested by law in the shareholders, the Board of Directors is authorized to alter, amend or repeal the bylaws at any meeting of the Board of Directors by the affirmative vote of a majority of the number of directors then in office.

Section 4. INTERPRETATION AND APPLICATION OF THE BYLAWS. To the fullest extent permitted by law and except as otherwise expressly provided by these bylaws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the power and authority to interpret these bylaws and make any and all determinations necessary or appropriate to apply any provision of these bylaws to any persons, facts or circumstances. Any such interpretation or determination made in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Company and its stockholders.

ARTICLE IX – INDEMNIFICATION

Section 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY.  Subject to Section 3 of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.  Subject to Section 3 of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. GOOD FAITH DEFINED.  For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be.

Section 5. INDEMNIFICATION BY A COURT.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. EXPENSES PAYABLE IN ADVANCE.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section 1 and Section 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article IX but whom the Company has the power or obligation to indemnify under the provisions of the General Corporation Law of Delaware, or otherwise.

Section 8. INSURANCE.  The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9. CERTAIN DEFINITIONS.  For purposes of this Article IX, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent.  For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

Section 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. LIMITATION ON INDEMNIFICATION.  Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article IX), the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

Section 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS.  The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article IX to directors and officers of the Company.

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